UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                          September 15, 2009

Pacific State Bancorp
(Exact name of registrant as specified in its charter)

California	0-49892	61-1407606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1899 W. March Lane Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (209) 870-3214

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3                      Securities and Trading Markets

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, the Company received notice from the Nasdaq Stock Market that the Company no longer met the requirements for listing on the Nasdaq Global Market. Specifically, the Company did not meet the requirement of Nasdaq Listing Rule 5450(b)(1)(C), which requires a Company whose primary equity is listed on the Nasdaq Global Market to maintain a minimum of $5,000,000 in market value of publicly held shares. Under other Nasdaq Rules, the Company has until December 14, 2009 to regain compliance: alternatively, the Company may apply to transfer the Company’s common stock to The Nasdaq Capital Market. The approval of any such application would be dependent upon the Company meeting the listing standards for The Nasdaq Capital Market.  The Company believes it currently meets the listing standards for The Nasdaq Capital Market.
Section 9	–	Financial Statements and Exhibits

Item 9.01		Financial Statements and Exhibits

99.1 News release of September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific State Bancorp
(Registrant)

Date:  September 21, 2009                                                                   By: Justin Garner
                                                                                                                       Justin Garner
       Vice President and Chief Financial Officer